UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2012

BLUEFLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14498	13-3612110
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

42 West 39th Street, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 944-8000

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 25, 2012 (the “Closing Date”), Bluefly, Inc. (the “Company”), Eyefly LLC (“Eyefly”), A + D Labs LLC (“A + D Labs”) and TwoRoger Associates, Ltd. (“Modo”) entered into a Unit Purchase Agreement (“Purchase Agreement”) pursuant to which the Company sold its entire 52% controlling membership interest in Eyefly to A + D Labs for a total cash consideration of $100,000 ($50,000 payable on the Closing Date with the remaining $50,000 payable in 10 equal monthly installments). In addition, the Company agreed to write off 75% of the intercompany debt owed to it by Eyefly and to subordinate the remaining 25% until a future date on which Eyefly had cash flow available to pay such debt. Prior to the Closing Date, Eyefly was a majority-owned subsidiary of the Company and was deconsolidated on the Closing Date as the Company no longer has a controlling financial interest. The Company does not have any remaining interest in Eyefly.

The foregoing description is qualified in its entirety by reference to the Purchase Agreement, which is being filed as exhibits to this Current Report on Form 8-K.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the Purchase Agreement discussed above in Item 1.01, the Eyefly’s Operating Agreement was terminated as a result of the sale of the Company’s entire controlling membership interest in Eyefly, and, accordingly, the Company is not obligated to make any further capital contributions to Eyefly. In addition, the Company’s Management Services Agreement with Eyefly was also terminated in connection with the Purchase Agreement and, accordingly, the Company is not obligated to provide any further services to Eyefly.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
10.1	Unit Purchase Agreement, dated October 25, 2012, among Eyefly LLC, Bluefly, Inc., A + D Labs LLC and Tworoger Associates, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEFLY, INC.
(Registrant)

Date: October 29, 2012	By:	/s/ Kara B. Jenny
		Name:	Kara B. Jenny
		Title:	Chief Financial Officer